SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 13, 2005

TRANSMERIDIAN EXPLORATION, INC.

(Exact name of Registrant as specified in its charter)

Delaware	333-60960	76-0644935
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

397 N. Sam Houston Parkway E., Suite 300

Houston, Texas 77060

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (281) 999-9091

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TRANSMERIDIAN EXPLORATION, INC.

TABLE OF CONTENTS

FOR

CURRENT REPORT ON FORM 8-K

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Signature

Item 5.02 (b).     Departure of Director

On April 7, 2005, Mr. Angus Simpson advised the Chairman of the Board of Directors’ that he will not be able to stand for reelection to the Board of Directors. In Mr. Simpson’s letter to the Chairman he stated that his current employer in the United Kingdom has passed a resolution that an Executive Director of the Company may not hold external directorships and those that do hold such directorships should resign prior to June 2005. Mr. Simpson has been a Director and a member of the Audit Committee since the Company’s was founded in 2000.  Mr. Simpson’s resignation will take effect on April 8, 2005.

Item 5.02 (d).     Appointment of a new Director

On April 7, 2005, the Board of Directors named Dr. J. Fernando Zúñiga y Rivero, to fill the unexpired term of Mr. Angus Simpson on the Board of Directors as provided for in the Company’s Bylaws. Dr. Zúñiga y Rivero will stand for election at the Company’s annual meeting.  In addition, Mr. Zuniga y Rivero will take Mr. Simpson’s place on the Board’s Audit Committee and Nominating and Governance Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSMERIDIAN EXPLORATION, INC.

Date:	April 13, 2005	By:	/s/: Earl W. McNiel

Earl W. McNiel
Vice President
Chief Financial Officer